Supplemental Financial & Operating Data Second Quarter Ended June 30, 2025 Exhibit 99.2

2Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” “targets,” “can,” “may,” “should,” “will,” “would,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements which could differ materially from those set forth in the forward-looking statements and may be affected by a variety of risks. Among those risks, uncertainties and other factors are: the impact of changes in general economic conditions and market developments, including inflation, interest rate changes and volatility, tariffs and trade barriers, supply chain disruptions, changes in consumer spending, consumer confidence levels, and unemployment levels, and depressed real estate prices resulting from the severity and duration of any downturn or recession in the U.S. or global economy; our ability to successfully pursue and consummate transactions, including investments in, and acquisitions of, real estate and to obtain debt financing for such investments at attractive interest rates, or at all; risks associated with our completed transactions, including our ability or failure to realize the anticipated benefits thereof; our dependence on our tenants at our properties and their affiliates that serve as guarantors of the lease payments and the negative consequences any material adverse effect on their respective businesses could have on us; the possibility that any future transactions may not be consummated on the terms or timeframes contemplated, or at all, including our ability to obtain the financing necessary to complete any acquisitions on the terms we expect in a timely manner, or at all, the ability of the parties to satisfy the conditions set forth in the definitive transaction documents, including the receipt of, or delays in obtaining, governmental and regulatory approvals and consents required to consummate such transactions, or other delays or impediments to completing the transactions; the anticipated benefits of certain arrangements with certain tenants in connection with our funding of “same store” capital improvements in exchange for increased rent pursuant to the terms of our agreements with such tenants, which we refer to as the Partner Property Growth Fund strategy; our decision and ability to exercise our purchase rights under our put-call agreements, call agreements, right of first refusal agreements and right of first offer agreements; our borrowers’ ability to repay their outstanding loan obligations to us; our dependence on the gaming industry; our ability to pursue our business and growth strategies may be limited by the requirement that we distribute 90% of our REIT taxable income in order to qualify for taxation as a REIT and that we distribute 100% of our REIT taxable income in order to avoid current entity-level U.S. federal income taxes; the impact of extensive regulation from gaming and other regulatory authorities; the ability of our tenants to obtain and maintain regulatory approvals in connection with the operation of our properties, or the imposition of conditions to such regulatory approvals; the possibility that our tenants may choose not to renew their respective lease agreements following the initial or subsequent terms of the leases; restrictions on our ability to sell our properties subject to the lease agreements; our tenants and any guarantors’ historical results may not be a reliable indicator of their future results; our substantial amount of indebtedness and ability to service, refinance (at attractive interest rates, or at all) and otherwise fulfill our obligations under such indebtedness; our historical financial information may not be reliable indicators of our future results of operations, financial condition and cash flows; the possibility that we identify significant environmental, tax, legal or other issues, including additional costs or liabilities, that materially and adversely impact the value of assets acquired or secured as collateral (or other benefits we expect to receive) in any of our completed transactions; the impact of changes to tax laws and regulations, including U.S. federal income tax laws, state tax laws or global tax laws; the impact of changes in governmental or regulatory actions and initiatives; the possibility of adverse tax consequences as a result of our completed transactions, including pursuant to tax protection agreements to which we are a party; increased volatility in our stock price, including as a result of our completed transactions; our inability to maintain our qualification for taxation as a REIT; the impact of climate change, natural disasters or other severe weather events, war or conflict, political and public health conditions, uncertainty or civil unrest, violence or terrorist activities or threats on our properties or in areas where our properties are located, and changes in economic conditions or heightened travel security, and any measures instituted in response to these events; the loss of the services of key personnel; the inability to attract, retain and motivate employees; the costs and liabilities associated with environmental compliance; failure to establish and maintain an effective system of integrated internal controls; the risks related to us or our tenants not having adequate insurance to cover potential losses; the potential impact on the amount of our cash distributions if we determine to sell or divest any of our properties in the future or are unable to redeploy capital returned from investments at attractive rates, or at all; our ability to continue to make distributions to holders of our common stock or maintain anticipated levels of distributions over time, including our reliance on distributions received from our subsidiaries, including VICI Properties OP LLC, to make such distributions to our stockholders; and competition for transaction opportunities, including from other REITs, investment companies, private equity firms and hedge funds, sovereign funds, lenders, gaming companies and other investors that may have greater resources and access to capital and a lower cost of capital or different investment parameters than us. Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission (“SEC”). The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Tenant, Borrower and Other Company Information The Company makes no representation as to the accuracy or completeness of the information regarding its tenants, including Caesars Entertainment, Inc. (“Caesars”), Century Casinos, Inc. (“Century Casinos”), Chelsea Piers in New York City (“Chelsea Piers”), Cherokee Nation Entertainment, L.L.C. (“CNE”), the Eastern Band of Cherokee Indians (“EBCI”), Foundation Gaming and Entertainment LLC (“Foundation Gaming”), Seminole Hard Rock Entertainment, Inc. (“Hard Rock”), JACK Ohio LLC (“JACK Entertainment”), Lucky Strike Entertainment (“Lucky Strike”), MGM Resorts International (“MGM”), PENN Entertainment, Inc. (“PENN Entertainment”), an affiliate (“PURE Tenant”) of Indigenous Gaming Partners Inc. (“IGP”), and an affiliate of certain funds managed by affiliates of Apollo Global Management, Inc. (“Venetian Las Vegas Tenant”), borrowers and other companies included in this presentation. The historical audited and unaudited financial statements of Caesars, as the parent and guarantor of CEOC, LLC and MGM, as the parent and guarantor of MGM Lessee, LLC, the Company's significant lessees, have been filed with the SEC. Certain financial and other information for our tenants, guarantors, borrowers and other companies included in this presentation have been derived from their respective filings, if and as applicable, and other publicly available presentations and press releases. While we believe this information to be reliable, we have not independently investigated or verified such data. Market and Industry Data and Trademark Information This presentation may contain estimates and information concerning the Company's industry, including market position, rent growth, corporate governance, and other analyses of the Company's peers, that are based on industry publications, reports and peer company public filings. This information involves a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications, reports or filings. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the "Risk Factors" section of the Company's public filings with the SEC. The brands, trademarks, service marks and logos (“Trademarks”) operated at our properties are Trademarks of their respective owners. Their use in this presentation does not imply a relationship or endorsement by the Trademark owners, nor does it suggest any affiliation with or sponsorship by VICI. None of these owners nor any of their respective officers, directors, agents or employees have approved any disclosure contained in this presentation or are responsible or liable for the content of this presentation. Any such Trademarks are used only to identify the products and services of their respective owners, and no sponsorship or endorsement on the part of VICI should be inferred from the use of the marks. Non‐GAAP Financial Measures This presentation includes reference to Funds From Operations (“FFO”), FFO per share, Adjusted Funds From Operations (“AFFO”), AFFO per share, and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business. For additional information regarding these non-GAAP financial measures see “Definitions of Non-GAAP Financial Measures” included on page 28 of this presentation. Financial Data Financial information provided herein is as of June 30, 2025 unless otherwise indicated. DISCLAIMERS

TABLE OF CONTENTS



Corporate Overview	4
Portfolio & Financial Highlights	5
Consolidated Balance Sheets	6-7
Consolidated Statement of Operations	8-9
Non-GAAP Financial Measures	10-11
Revenue Detail	12-13
Annualized Contractual Rent and Income from Loans	14
2025 Guidance	15
Capitalization & Key Credit Metrics	16
Debt Detail	17
Geographic Diversification	18
Summary of Current Lease Terms	19-22
Recent Investment Activity	23
Recent Capital Markets Activity	24
Gaming Embedded Growth Pipeline	25
Other Experiential Embedded Growth Pipeline	26
Analyst Coverage	27
Definitions of Non-GAAP Financial Measures	28

VICI

Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA

3

4Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA CORPORATE OVERVIEW VICI Properties Inc. is an S&P 500® experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality, wellness, entertainment and leisure destinations, including Caesars Palace Las Vegas, MGM Grand and the Venetian Resort Las Vegas, three of the most iconic entertainment facilities on the Las Vegas Strip. VICI Properties owns 93 experiential assets across a geographically diverse portfolio consisting of 54 gaming properties and 39 other experiential properties across the United States and Canada. The portfolio is comprised of approximately 127 million square feet and features approximately 60,300 hotel rooms and over 500 restaurants, bars, nightclubs and sportsbooks. Its properties are occupied by industry-leading gaming, leisure and hospitality operators under long- term, triple-net lease agreements. VICI Properties has a growing array of real estate and financing partnerships with leading developers and operators in other experiential sectors, including Cabot, Cain International, Canyon Ranch, Chelsea Piers, Great Wolf Resorts, Homefield, Kalahari Resorts and Lucky Strike Entertainment. VICI Properties also owns four championship golf courses and approximately 33 acres of undeveloped and underdeveloped land adjacent to the Las Vegas Strip. VICI Properties’ goal is to create the highest quality and most productive experiential real estate portfolio through a strategy of partnering with the highest quality experiential place makers and operators. For additional information, please visit www.viciproperties.com. Senior Management Board of Directors Contact Information Edward Pitoniak Chief Executive Officer & Director John Payne President & Chief Operating Officer David Kieske Executive Vice President, Chief Financial Officer & Treasurer Samantha Gallagher Executive Vice President, General Counsel & Secretary Gabriel Wasserman Senior Vice President, Chief Accounting Officer & Managing Director, V.E.C.S. Erin Ferreri Senior Vice President, Finance Moira McCloskey Senior Vice President, Capital Markets James Abrahamson* Director, Chairman of the Board Diana Cantor* Director, Audit Committee Chair Monica Douglas* Director Elizabeth Holland* Director, Nominating & Governance Committee Chair Craig Macnab* Director, Compensation Committee Chair Edward Pitoniak Director, Chief Executive Officer Michael Rumbolz* Director Note: * Denotes independent director Corporate Headquarters – VICI Properties Inc. 535 Madison Avenue, 28th Floor New York, New York 10022 (646) 949-4631 Public Markets Detail Ticker: VICI Exchange: NYSE Transfer Agent – Computershare 7530 Lucerne Drive, Suite 305 Cleveland, OH 44130 (800) 962‐4284 www.computershare.com Website www.viciproperties.com LinkedIn www.linkedin.com/company/vici-properties-inc Investor Relations investors@viciproperties.com

PORTFOLIO & FINANCIAL HIGHLIGHTS

($ amounts in thousands, except share, per share, portfolio and property data)

Portfolio Highlights

54 Gaming Properties
39 Other Experiential Properties
4 Golf Courses

13 Tenants with **79%** of Rent from Publicly Traded Tenants

26 States & **1** Canadian Province

~33 Acres of Undeveloped and Underdeveloped Land around the Las Vegas Strip

40.2 Year Weighted Average Lease Term as of June 30, 2025[(2)]

100% Occupancy Rate

Financial Highlights as of June 30, 2025

	Three Months Ended			
	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024
Net Income Per Common Share				
Basic	$0.82	$0.51	$0.58	$0.70
Diluted	$0.82	$0.51	$0.58	$0.70
Funds From Operations Per Common Share[(1)]				
Basic	$0.82	$0.51	$0.58	$0.70
Diluted	$0.82	$0.51	$0.58	$0.70
Adjusted Funds From Operations Per Common Share[(1)]				
Basic	$0.60	$0.58	$0.57	$0.57
Diluted	$0.60	$0.58	$0.57	$0.57
Net Income Attributable to Common Stockholders	$865,079	$543,607	$614,594	$732,898
Adjusted EBITDA Attributable to Common Stockholders[(1)]	$822,239	$802,136	$785,799	$777,995
Annualized Dividend Per Share	$1.73	$1.73	$1.73	$1.73
Dividend Yield at Period End	5.3%	5.3%	5.9%	5.2%

Summary Capitalization

Common Shares Outstanding	1,056,705,763
Third-Party Partnership Units Outstanding	13,054,659
Share Price	$32.60
Equity Market Capitalization	**$34,874,190**
Total Debt	$17,273,519
Cash & Cash Equivalents	$232,983
Total Enterprise Value	**$51,914,726**
LQA Net Leverage Ratio[(3)]	5.2x

Credit Ratings

Moody's	S&P	Fitch
Baa3 / Stable Outlook	BBB- / Stable Outlook	BBB- / Stable Outlook

(1) See "Non-GAAP Financial Measures" on pages 10-11 of this presentation for reconciliations and "Definitions of Non-GAAP Financial Measures" on page 28 of this presentation for the definitions of these Non-GAAP Financial Measures. (2) Inclusive of all tenant renewal options based on contractual rent. (3) LQA Net Leverage defined as Total Debt less Cash & Cash Equivalents divided by last quarter annualized ("LQA") Adjusted EBITDA for the quarter ended June 30, 2025. See page 16 of this presentation for more information and reconciliations of this metric. LTM Net Leverage for the period ended June 30, 2025 was 5.3x.

VICI
Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA
5

6Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA June 30, 2025 December 31, 2024 Assets Real estate portfolio: Investments in leases - sales-type, net 23,686,926$ 23,581,101$ Investments in leases - financing receivables, net 18,577,584 18,430,320 Investments in loans and securities, net 2,369,049 1,651,533 Land 149,787 150,727 Cash and cash equivalents 232,983 524,615 Other assets 1,037,694 1,030,644 Total assets 46,054,023$ 45,368,940$ Liabilities Debt, net 16,922,273$ 16,732,889$ Accrued expenses and deferred revenue 219,814 217,956 Dividends and distributions payable 462,113 461,954 Other liabilities 1,005,711 1,004,340 Total liabilities 18,609,911 18,417,139 Stockholders' equity 10,567 10,564 — — Additional paid-in capital 24,515,601 24,515,417 Accumulated other comprehensive income 136,107 144,574 Retained earnings 2,362,176 1,867,400 Total VICI stockholders' equity 27,024,451 26,537,955 Non-controlling interests 419,661 413,846 Total stockholders' equity 27,444,112 26,951,801 Total liabilities and stockholders' equity 46,054,023$ 45,368,940$ Common stock, $0.01 par value, 1,350,000,000 shares authorized and 1,056,705,763 and 1,056,366,685 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively Preferred stock, $0.01 par value, 50,000,000 shares authorized and no shares outstanding at June 30, 2025 and December 31, 2024 CONSOLIDATED BALANCE SHEETS ($ amounts in thousands, except share and per share data)

CONSOLIDATED BALANCE SHEETS – QUARTERLY

($ amounts in thousands)

	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Assets				
Real estate portfolio:				
Investments in leases - sales-type, net	$ 23,686,926	$ 23,506,674	$ 23,581,101	$ 23,429,732
Investments in leases - financing receivables, net	18,577,584	18,455,017	18,430,320	18,410,105
Investments in loans and securities, net	2,369,049	2,036,533	1,651,533	1,550,680
Land	149,787	150,727	150,727	150,727
Cash and cash equivalents	232,983	334,317	524,615	355,667
Other assets	1,037,694	1,042,796	1,030,644	1,021,195
Total assets	**$ 46,054,023**	**$ 45,526,064**	**$ 45,368,940**	**$ 44,918,106**
Liabilities				
Debt, net	$ 16,922,273	$ 16,847,001	$ 16,732,889	$ 16,743,584
Accrued expenses and deferred revenue	219,814	191,548	217,956	194,201
Dividends and distributions payable	462,113	462,092	461,954	457,977
Other liabilities	1,005,711	1,002,758	1,004,340	999,272
Total liabilities	**18,609,911**	**18,503,399**	**18,417,139**	**18,395,034**
Stockholders' equity				
Common stock	10,567	10,567	10,564	10,472
Preferred stock	—	—	—	—
Additional paid-in capital	24,515,601	24,512,026	24,515,417	24,247,840
Accumulated other comprehensive income	136,107	132,452	144,574	141,705
Retained earnings	2,362,176	1,954,124	1,867,400	1,711,277
Total VICI stockholders' equity	27,024,451	26,609,169	26,537,955	26,111,294
Non-controlling interests	419,661	413,496	413,846	411,778
Total stockholders' equity	27,444,112	27,022,665	26,951,801	26,523,072
Total liabilities and stockholders' equity	**$ 46,054,023**	**$ 45,526,064**	**$ 45,368,940**	**$ 44,918,106**

VICI

Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA

7

CONSOLIDATED STATEMENT OF OPERATIONS

($ amounts in thousands, except share and per share data)

	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Revenues				
Income from sales-type leases	$ 530,348	$ 512,289	$ 1,058,952	$ 1,025,061
Income from lease financing receivables, loans and securities	440,260	413,735	866,740	823,036
Other income	19,536	19,323	39,049	38,635
Golf revenues	11,190	11,656	20,797	21,752
Total revenues	1,001,334	957,003	1,985,538	1,908,484
Operating expenses				
General and administrative	14,561	15,768	29,421	31,960
Depreciation	741	992	1,737	2,125
Other expenses	19,536	19,323	39,049	38,635
Golf expenses	6,619	6,813	12,971	13,324
Change in allowance for credit losses[(1)]	(142,001)	(43,000)	44,956	63,918
Transaction and acquisition expenses	7,434	259	7,479	564
Total operating expenses	(93,110)	155	135,613	150,526
Interest expense	(213,797)	(205,777)	(423,048)	(410,659)
Interest income	2,293	3,926	5,990	9,219
Other gains	992	990	874	834
Income before income taxes	883,932	755,987	1,433,741	1,357,352
Provision for income taxes	(5,564)	(3,234)	(3,108)	(4,796)
Net income	878,368	752,753	1,430,633	1,352,556
Less: Net income attributable to non-controlling interests	(13,289)	(11,451)	(21,947)	(21,238)
Net income attributable to common stockholders	$ 865,079	$ 741,302	$ 1,408,686	$ 1,331,318
Net income per common share				
Basic	$ 0.82	$ 0.71	$ 1.33	$ 1.28
Diluted	$ 0.82	$ 0.71	$ 1.33	$ 1.28
Weighted average number of shares of common stock outstanding				
Basic	1,056,222,836	1,042,650,713	1,056,118,206	1,042,530,017
Diluted	1,057,270,580	1,042,959,627	1,056,852,269	1,043,137,980
Impact to net income related to non-cash change in allowance for credit losses - CECL[(1)]	**$ 142,001**	**$ 43,000**	**$ (44,956)**	**$ (63,918)**
Per share impact related to non-cash change in allowance for credit losses - CECL				
Basic	$ 0.13	$ 0.04	$ (0.04)	$ (0.06)
Diluted	$ 0.13	$ 0.04	$ (0.04)	$ (0.06)

(1) Refer to Note 5 – Allowance for Credit Losses within our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

VICI Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA 8

CONSOLIDATED STATEMENT OF OPERATIONS – QUARTERLY

($ amounts in thousands, except share and per share data)

	Three Months Ended			
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Revenues				
Income from sales-type leases	$ 530,348	$ 528,604	$ 524,691	$ 518,691
Income from lease financing receivables, loans and securities	440,260	426,480	420,738	419,115
Other income	19,536	19,513	19,472	19,315
Golf revenues	11,190	9,607	11,151	7,548
Total revenues	1,001,334	984,204	976,052	964,669
Operating expenses				
General and administrative	14,561	14,860	20,691	16,458
Depreciation	741	996	992	1,008
Other expenses	19,536	19,513	19,472	19,315
Golf expenses	6,619	6,352	6,747	6,824
Change in allowance for credit losses [1]	(142,001)	186,957	94,428	(31,626)
Transaction and acquisition expenses	7,434	45	2,839	1,164
Total operating expenses	(93,110)	228,723	145,169	13,143
Interest expense	(213,797)	(209,251)	(208,121)	(207,317)
Interest income	2,293	3,697	4,079	2,797
Other gains (losses)	992	(118)	(189)	(64)
Income before income taxes	883,932	549,809	626,652	746,942
(Provision for) benefit from income taxes	(5,564)	2,456	(2,447)	(2,461)
Net income	878,368	552,265	624,205	744,481
Less: Net income attributable to non-controlling interests	(13,289)	(8,658)	(9,611)	(11,583)
Net income attributable to common stockholders	$ 865,079	$ 543,607	$ 614,594	$ 732,898
Net income per common share				
Basic	$ 0.82	$ 0.51	$ 0.58	$ 0.70
Diluted	$ 0.82	$ 0.51	$ 0.58	$ 0.70
Weighted average number of shares of common stock outstanding				
Basic	1,056,222,836	1,056,012,414	1,054,993,118	1,046,626,838
Diluted	1,057,270,580	1,056,432,790	1,055,807,977	1,048,338,348
Impact to net income related to non-cash change in allowance for credit losses - CECL [1]	**$ 142,001**	**$ (186,957)**	**$ (94,428)**	**$ 31,626**
Per share impact related to non-cash change in allowance for credit losses - CECL				
Basic	$ 0.13	$ (0.18)	$ (0.09)	$ 0.03
Diluted	$ 0.13	$ (0.18)	$ (0.09)	$ 0.03

(1) Refer to Note 5 – Allowance for Credit Losses within our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

VICI

Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA

9

NON-GAAP FINANCIAL MEASURES

($ amounts in thousands, except share and per share data)

	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Net income attributable to common stockholders	$ 865,079	$ 741,302	$ 1,408,686	$ 1,331,318
Real estate depreciation	—	—	—	—
Funds From Operations (FFO) attributable to common stockholders[1]	**865,079**	**741,302**	**1,408,686**	**1,331,318**
Non-cash leasing and financing adjustments	(130,022)	(131,283)	(262,069)	(266,949)
Non-cash change in allowance for credit losses	(142,001)	(43,000)	44,956	63,918
Non-cash stock-based compensation	4,439	4,579	7,343	8,372
Transaction and acquisition expenses	7,434	259	7,479	564
Amortization of debt issuance costs and original issue discount	18,743	17,644	37,514	34,153
Other depreciation	611	835	1,478	1,681
Capital expenditures	(618)	(633)	(750)	(1,065)
Other gains[2]	(992)	(990)	(874)	(834)
Deferred income tax provision	4,048	1,853	72	2,288
Non-cash adjustments attributable to non-controlling interests	3,457	1,859	2,325	2,150
Adjusted Funds From Operations (AFFO) attributable to common stockholders[1]	**630,178**	**592,425**	**1,246,160**	**1,175,596**
Interest expense, net	192,761	184,207	379,544	367,287
Current income tax expense	1,516	1,381	3,036	2,508
Adjustments attributable to non-controlling interests	(2,216)	(2,140)	(4,365)	(4,268)
Adjusted EBITDA attributable to common stockholders[1]	**$ 822,239**	**$ 775,873**	**$ 1,624,375**	**$ 1,541,123**
Net income per common share				
Basic	$ 0.82	$ 0.71	$ 1.33	$ 1.28
Diluted	$ 0.82	$ 0.71	$ 1.33	$ 1.28
FFO per common share[1]				
Basic	$ 0.82	$ 0.71	$ 1.33	$ 1.28
Diluted	$ 0.82	$ 0.71	$ 1.33	$ 1.28
AFFO per common share[1]				
Basic	$ 0.60	$ 0.57	$ 1.18	$ 1.13
Diluted	$ 0.60	$ 0.57	$ 1.18	$ 1.13
Weighted average number of shares of common stock outstanding				
Basic	1,056,222,836	1,042,650,713	1,056,118,206	1,042,530,017
Diluted	1,057,270,580	1,042,959,627	1,056,852,269	1,043,137,980

(1) See definitions of Non-GAAP Financial Measures on page 28 of this presentation. (2) Represents non-cash foreign currency remeasurement adjustments and gain on sale of certain land parcels.

VICI

Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA

10

11Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA Three Months Ended June 30, 2025 March 31, 2025 December 31, 2024 September 30, 2024 Net income attributable to common stockholders 865,079$ 543,607$ 614,594$ 732,898$ Real estate depreciation — — — — Funds From Operations (FFO) attributable to common stockholders (1) 865,079 543,607 614,594 732,898 Non-cash leasing and financing adjustments (130,022) (132,047) (134,869) (135,890) Non-cash change in allowance for credit losses (142,001) 186,957 94,428 (31,626) Non-cash stock-based compensation 4,439 2,904 4,538 4,601 Transaction and acquisition expenses 7,434 45 2,839 1,164 Amortization of debt issuance costs and original issue discount 18,743 18,771 18,692 18,747 Other depreciation 611 867 864 883 Capital expenditures (618) (132) (1,064) (878) Other (gains) losses (2) (992) 118 189 64 Deferred income tax provision (benefit) 4,048 (3,976) 1,206 1,945 Non-cash adjustments attributable to non-controlling interests 3,457 (1,132) (78) 1,950 Adjusted Funds From Operations (AFFO) attributable to common stockholders (1) 630,178 615,982 601,339 593,858 Interest expense, net 192,761 186,783 185,350 185,773 Current income tax expense 1,516 1,520 1,241 516 Adjustments attributable to non-controlling interests (2,216) (2,149) (2,131) (2,152) Adjusted EBITDA attributable to common stockholders (1) 822,239$ 802,136$ 785,799$ 777,995$ Net income per common share Basic 0.82$ 0.51$ 0.58$ 0.70$ Diluted 0.82$ 0.51$ 0.58$ 0.70$ FFO per common share Basic 0.82$ 0.51$ 0.58$ 0.70$ Diluted 0.82$ 0.51$ 0.58$ 0.70$ AFFO per common share Basic 0.60$ 0.58$ 0.57$ 0.57$ Diluted 0.60$ 0.58$ 0.57$ 0.57$ Weighted average number of shares of common stock outstanding Basic 1,056,222,836 1,056,012,414 1,054,993,118 1,046,626,838 Diluted 1,057,270,580 1,056,432,790 1,055,807,977 1,048,338,348 NON-GAAP FINANCIAL MEASURES – QUARTERLY (1) See definitions of Non-GAAP Financial Measures on page 28 of this presentation. (2) Represents non-cash foreign currency remeasurement adjustments and gain on sale of certain land parcels. ($ amounts in thousands, except share and per share data) (1) (1)

REVENUE DETAIL

($ amounts in thousands)

	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Contractual income from sales-type leases				
Caesars Regional Master Lease (excluding Harrah's NOLA, AC, and Laughlin) & Joliet Lease	$ 137,689	$ 137,624	$ 275,378	$ 275,248
Caesars Las Vegas Master Lease	123,855	117,305	247,710	234,610
MGM Grand/Mandalay Bay Master Lease	80,598	79,018	160,142	157,002
The Venetian Resort Las Vegas Lease	75,545	66,306	149,764	131,325
PENN Greektown Lease	13,301	13,213	26,514	26,426
Century Master Lease (excluding Century Canadian Portfolio)	12,321	10,971	24,642	21,942
Hard Rock Cincinnati Lease	11,864	11,541	23,728	23,082
EBCI Southern Indiana Lease	8,496	8,371	16,992	16,742
PENN Margaritaville Lease	6,696	6,706	13,396	13,382
Income from sales-type leases non-cash adjustment (1)	59,983	61,234	120,686	125,302
Income from sales-type leases	**530,348**	**512,289**	**1,058,952**	**1,025,061**
Contractual income from lease financing receivables				
MGM Master Lease	192,405	188,632	382,278	374,782
Harrah's NOLA, AC, and Laughlin (2)	43,683	44,477	87,366	88,954
Hard Rock Mirage Lease	23,409	22,950	46,818	45,900
JACK Entertainment Master Lease	18,039	17,772	35,989	35,457
CNE Gold Strike Lease	10,543	10,336	20,947	21,069
Lucky Strike Master Lease	8,098	7,900	16,196	15,800
Foundation Gaming Master Lease	6,184	6,123	12,368	12,246
Chelsea Piers Lease	6,000	6,000	12,000	12,000
PURE Master Lease	4,029	4,024	7,899	8,091
Century Canadian Portfolio (3)	3,181	3,159	6,250	6,365
Income from lease financing receivables non-cash adjustment (1)	70,039	70,103	141,437	141,744
Income from lease financing receivables	**385,610**	**381,476**	**769,548**	**762,408**
Contractual interest income				
Senior secured notes	2,411	2,403	4,820	4,804
Senior secured loans	21,447	9,137	36,304	16,986
Mezzanine loans & preferred equity	31,034	20,773	56,364	38,935
Income from loans non-cash adjustment (1)	(242)	(54)	(296)	(97)
Income from loans and securities	**54,650**	**32,259**	**97,192**	**60,628**
Income from lease financing receivables, loans and securities	**440,260**	**413,735**	**866,740**	**823,036**
Other income	19,536	19,323	39,049	38,635
Golf revenues	11,190	11,656	20,797	21,752
Total revenues	**$ 1,001,334**	**$ 957,003**	**$ 1,985,538**	**$ 1,908,484**

(1) Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP. (2) Assets are part of the Caesars Regional Master Lease. (3) Assets are part of the Century Master Lease.

VICI
Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA
12

13Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA Three Months Ended June 30, 2025 March 31, 2025 December 31, 2024 September 30, 2024 Contractual income from sales-type leases Caesars Regional Master Lease (excluding Harrah's NOLA, AC, and Laughlin) & Joliet Lease 137,689$ 137,689$ 137,667$ 137,624$ Caesars Las Vegas Master Lease 123,855 123,855 121,671 117,305 MGM Grand/Mandalay Bay Master Lease 80,598 79,544 79,018 79,018 The Venetian Resort Las Vegas Lease 75,545 74,219 70,838 68,118 PENN Greektown Lease 13,301 13,213 13,213 13,214 Century Master Lease (excluding Century Canadian Portfolio) 12,321 12,321 11,318 10,971 Hard Rock Cincinnati Lease 11,864 11,864 11,864 11,541 EBCI Southern Indiana Lease 8,496 8,496 8,496 8,412 PENN Margaritaville Lease 6,696 6,700 6,706 6,706 Income from sales-type leases non-cash adjustment 59,983 60,703 63,900 65,782 Income from sales-type leases 530,348 528,604 524,691 518,691 Contractual income from lease financing receivables MGM Master Lease 192,405 189,873 189,873 189,873 Harrah's NOLA, AC, and Laughlin 43,683 43,683 43,948 44,477 Hard Rock Mirage Lease 23,409 23,409 22,950 22,950 JACK Entertainment Master Lease 18,039 17,950 17,772 17,772 CNE Gold Strike Lease 10,543 10,404 10,404 10,404 Lucky Strike Master Lease 8,098 8,098 8,032 7,900 Foundation Gaming Master Lease 6,184 6,184 6,123 6,123 Chelsea Piers Lease 6,000 6,000 6,000 6,000 PURE Master Lease 4,029 3,870 3,935 4,037 Century Canadian Portfolio 3,181 3,069 3,091 3,170 Income from lease financing receivables non-cash adjustment 70,039 71,398 71,037 70,162 Income from lease financing receivables 385,610 383,938 383,165 382,868 Contractual interest income Senior secured notes 2,411 2,409 2,407 2,405 Senior secured loans 21,447 14,857 13,183 11,334 Mezzanine loans & preferred equity 31,034 25,330 22,051 22,562 Income from loans non-cash adjustment (242) (54) (68) (54) Income from loans and securities 54,650 42,542 37,573 36,247 Income from lease financing receivables, loans and securities 440,260 426,480 420,738 419,115 Other income 19,536 19,513 19,472 19,315 Golf revenues 11,190 9,607 11,151 7,548 Total revenues 1,001,334$ 984,204$ 976,052$ 964,669$ REVENUE DETAIL – QUARTERLY ($ amounts in thousands) (1) (1) (1) (2) (1) Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP. (2) Assets are part of the Caesars Regional Master Lease. (3) Assets are part of the Century Master Lease. (3)

ANNUALIZED CONTRACTUAL RENT AND INCOME FROM LOANS

($ amounts in millions USD)

	Assets Per Lease	Tenant	Annualized Rent as of July 2025
Annualized Contractual Rent			
MGM Master Lease	11	MGM Resorts International	$774.7
Caesars Regional Master Lease & Joliet Lease	16	Caesars Entertainment	725.5
Caesars Las Vegas Master Lease	2	Caesars Entertainment	495.4
MGM Grand/Mandalay Bay Master Lease	2	MGM Resorts International	322.4
The Venetian Resort Las Vegas Lease	1	Venetian Las Vegas Tenant	302.2
Hard Rock Mirage Lease	1	Hard Rock Entertainment	93.6
JACK Entertainment Master Lease	2	JACK Entertainment	72.2
Century Master Lease[(1)]	8	Century Casinos	62.2
PENN Greektown Lease	1	PENN Entertainment	53.9
Hard Rock Cincinnati Lease	1	Hard Rock Entertainment	47.5
CNE Gold Strike Lease	1	Cherokee Nation Entertainment	42.4
EBCI Southern Indiana Lease	1	Eastern Band of Cherokee Indians	34.0
Lucky Strike Master Lease	38	Lucky Strike Entertainment	32.4
PENN Margaritaville Lease	1	PENN Entertainment	26.8
Foundation Gaming Master Lease	2	Foundation Gaming	24.7
Chelsea Piers Lease	1	Chelsea Piers	24.0
PURE Master Lease[(1)]	4	PURE Tenant	16.4
Totals	**93**		**$3,150.3**

Partnerships with 13 Tenants



Caesars	39%
MGM	35%
Venetian	10%
Hard Rock	4%
PENN	3%
JACK	2%
Century Casinos[(1)]	2%
Cherokee Nation	1%
EBCI	1%
Lucky Strike	1%
Foundation	1%
Chelsea Piers	1%
PURE[(1)]	<1%

	Total Commitments as of June 30, 2025	Principal Balance as of June 30, 2025	Years to Maturity[(2)]	Blended Interest Rate	Annualized Income
Annualized Contractual Income from Loans and Securities					
Senior Secured Notes	$84.5	$84.5	5.8	11.0%	$9.3
Senior Secured Loans	1,504.6	947.7	3.4	8.3%	78.5
Mezzanine Loans & Preferred Equity	1,609.0	1,376.7	1.7	10.0%	137.2
Total / Weighted Average	**$3,198.0**	**$2,408.8**	**2.6**	**9.3%**	**$224.9**
Total Annualized Contractual Rent and Income from Loans and Securities					**$3,375.2**

(1) Includes rent or a portion of rent collected in CAD, assuming an exchange rate of C$1:00:US$0.73 as of June 30, 2025. (2) Based on initial maturity, not inclusive of applicable extension options.

VICI

Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA

14

15Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA 2025 GUIDANCE ($ and share amounts in millions, except per share data) The Company is raising AFFO guidance for the full year 2025. In determining AFFO, the Company adjusts for certain items that are otherwise included in determining net income attributable to common stockholders, the most comparable GAAP financial measure. In reliance on the exemption provided by applicable rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2025 AFFO to GAAP net income because we are unable to predict with reasonable certainty the amount of the change in non-cash allowance for credit losses under ASU No. 2016-13 - Financial Instruments—Credit Losses (Topic 326) (“ASC 326”) for a future period. The non-cash change in allowance for credit losses under ASC 326 with respect to a future period is dependent upon future events that are entirely outside of the Company’s control and may not be reliably predicted, including its tenants’ respective financial performance, fluctuations in the trading price of their common stock, credit ratings and outlook (each to the extent applicable), as well as broader macroeconomic performance. Based on past results and as disclosed in the Company’s historical financial results, the impact of these adjustments could be material, individually or in the aggregate, to the Company’s reported GAAP results. For more information, see “Non-GAAP Financial Measures” on page 28 of this presentation. The Company estimates AFFO for the year ending December 31, 2025 will be between $2,500 million and $2,520 million, or between $2.35 and $2.37 per diluted common share. Guidance does not include the impact on operating results from any pending or possible future acquisitions or dispositions, capital markets activity, or other non-recurring transactions. The following is a summary of the Company’s full-year 2025 guidance: The above per share estimates reflect the dilutive effect of the 10,189,256 shares currently pending under the Company’s outstanding forward sale agreements as calculated under the treasury stock method. VICI partnership units held by third parties are reflected as non-controlling interests and the income allocable to them is deducted from net income to arrive at net income attributable to common stockholders and AFFO; accordingly, guidance represents AFFO per share attributable to common stockholders based solely on outstanding shares of VICI common stock. The estimates set forth above reflect management’s view of current and future market conditions, including assumptions with respect to the earnings impact of the events referenced in this presentation. The estimates set forth above may be subject to fluctuations as a result of several factors and there can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. 2025 Guidance Updated Guidance Prior Guidance For the Year Ending December 31, 2025: Low High Low High Estimated Adjusted Funds From Operations (AFFO) $2,500.0 $2,520.0 $2,470.0 $2,500.0 Estimated Adjusted Funds From Operations (AFFO) per common diluted share $2.35 $2.37 $2.33 $2.36 Estimated Weighted Average Common Share Count at Year End 1,062.4 1,062.4 1,058.6 1,058.6

CAPITALIZATION & KEY CREDIT METRICS – AS OF JUNE 30, 2025

($ amounts in thousands, except share and per share data)

Capitalization	
Common Shares Outstanding	1,056,705,763
Third-Party Partnership Units Outstanding[1]	13,054,659
Share Price	$32.60
Equity Market Capitalization	**$34,874,190**
Revolving Credit Facility[2]	323,519
Senior Unsecured Notes	13,950,000
CMBS Debt	3,000,000
Total Debt	**$17,273,519**
Total Market Capitalization	**$52,147,709**
Less: Cash & Cash Equivalents	232,983
Total Enterprise Value	**$51,914,726**

Total Liquidity	
Revolving Credit Facility Capacity	$2,176,481
Outstanding Forward Sale Agreement Proceeds[3]	621,537
Cash & Cash Equivalents	232,983
Total Liquidity	**$3,031,001**

Investment Grade Bond Covenants	Thresholds	Actuals
Total Net Debt to Adjusted Total Assets	< 60%	37%
Senior Secured Net Debt to Adjusted Total Assets	< 40%	6%
Interest Coverage Ratio	> 1.5x	3.8x
Total Unencumbered Assets to Unsecured Debt	> 150%	292%

VICI Issuer Credit Ratings
Moody's: Baa3 / Stable Outlook
S&P: BBB- / Stable Outlook
Fitch: BBB- / Stable Outlook

Q2'25 LQA Net Leverage	
Q2'25 Adj. EBITDA[4]	$822,239
Annualized Q2'25 Adj. EBITDA	3,288,956
Net Debt	17,040,536
LQA Net Leverage Ratio	**5.2x**

(1) MGM and Lucky Strike hold third-party partnership units, which may be redeemed for cash or, at VICI's election, shares of common stock. (2) Revolver draws denominated in CAD and GBP, shown here in USD, based on applicable exchange rates as of quarter end. Subsequent to quarter-end, on July 2, 2025, the Company repaid $175.0 million of the then-outstanding USD balance on its revolving credit facility. (3) Estimated based on the forward sale price calculated as of June 30, 2025, and total amount of shares available for settlement under the outstanding forward sale agreements. Subsequent to quarter-end, on July 1, 2025, the Company physically settled 9,662,116 shares under an outstanding forward sale agreement in exchange for total net settlement proceeds of approximately $296.0 million. (4) See "Non-GAAP Financial Measures" on pages 10-11 of this presentation for the reconciliations, and "Definitions of Non-GAAP Financial Measures" on page 28 of this presentation for the definitions of these Non-GAAP Financial Measures.

VICI
Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA
16

DEBT DETAIL

($ amounts in thousands USD)

Refer to Note 7 – Debt and Note 8 – Derivatives within our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 for additional detail.

				As of June 30, 2025		
Debt	Maturity Date	Coupon Rate	Effective Rate	Face Value	% of Total Debt	Carrying Value (GAAP)
Senior Unsecured Debt[1]						
$2.5Bn Revolving Credit Facility						
Borrowings in USD	2/3/2030[2]	SOFR+0.85%	5.172%[3]	$175,000[4]	1.0%	$175,000
Borrowings in CAD	2/3/2030[2]	CORRA+0.85%	3.603%[3]	$128,608	0.7%	$128,608
Borrowings in GBP	2/3/2030[2]	SONIA+0.85%	5.067%[3]	$19,911	0.1%	$19,911
4.500% Notes due 2026[4]	9/1/2026	4.500%	4.500%	$500,000	2.9%	$494,057
4.250% Notes due 2026	12/1/2026	4.250%	4.250%	$1,250,000	7.2%	$1,245,958
5.750% Notes due 2027[4]	2/1/2027	5.750%	5.750%	$750,000	4.3%	$753,484
3.750% Notes due 2027	2/15/2027	3.750%	3.750%	$750,000	4.3%	$747,276
4.500% Notes due 2028[4]	1/15/2028	4.500%	4.500%	$350,000	2.0%	$343,483
4.750% Notes due 2028	2/15/2028	4.750%	4.516%[5]	$1,250,000	7.2%	$1,243,370
4.750% Notes due 2028	4/15/2028	4.750%	4.750%	$400,000	2.3%	$396,352
3.875% Notes due 2029[4]	2/15/2029	3.875%	3.875%	$750,000	4.3%	$708,280
4.625% Notes due 2029	12/1/2029	4.625%	4.625%	$1,000,000	5.8%	$992,932
4.950% Notes due 2030	2/15/2030	4.950%	4.541%[5]	$1,000,000	5.8%	$991,947
4.125% Notes due 2030	8/15/2030	4.125%	4.125%	$1,000,000	5.8%	$992,355
5.125% Notes due 2031	11/15/2031	5.125%	4.969%[5]	$750,000	4.3%	$741,133
5.125% Notes due 2032	5/15/2032	5.125%	3.980%[5]	$1,500,000	8.7%	$1,485,897
5.750% Notes due 2034	4/1/2034	5.750%	5.689%[5]	$550,000	3.2%	$541,471
5.625% Notes due 2035	4/15/2035	5.625%	5.601%[5]	$900,000	5.2%	$884,626
5.625% Notes due 2052	5/15/2052	5.625%	5.625%	$750,000	4.3%	$736,595
6.125% Notes due 2054	4/1/2054	6.125%	6.125%	$500,000	2.9%	$485,651
Total Unsecured Debt	-	-	-	**$14,273,519**	**82.6%**	**$14,108,386**
CMBS Debt	3/5/2032	3.558%	3.558%	$3,000,000	17.4%	$2,813,887
Weighted Average / Total		**4.62%**	**4.47%** [5]	**$17,273,519**	**100.0%**	**$16,922,273**
Fixed Rate Debt Outstanding				*98.1%*		
Weighted Average Years to Maturity				*6.5 Years*		

(1) Holders of the senior notes, as well as the trustee, administrative agent and lenders under VICI's Credit Agreement, benefit from a limited pledge of the equity of VICI Properties L.P. (2) Shown inclusive of applicable extension options. (3) Based on applicable benchmark rates as of June 30, 2025. (4) Issued in exchange for senior notes originally issued by MGM Growth Properties Operating Partnership LP ("MGP OP"). Principal amounts listed include unexchanged MGP OP notes which remain outstanding, totaling $63.6 million in the aggregate. Subsequent to quarter-end, on July 2, 2025, the Company repaid $175.0 million of the then-outstanding USD balance on its revolving credit facility. (5) Represents the contractual interest rates adjusted to account for the impact of forward-starting interest rate swaps and treasury locks.

VICI

Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA

17

18Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA GEOGRAPHIC DIVERSIFICATION (1) Based on annualized contractual rent as of July 1, 2025. Diversified Portfolio: 26 States and 1 Canadian Province Gaming: 15 States and 1 Canadian Province (51% Regional, 48% Las Vegas, 1% International)(1) Other Experiential: 17 States (6 of Which Also Include Gaming) Alberta, Canada Gaming Other Experiential

SUMMARY OF CURRENT LEASE TERMS

	MGM Master Lease	Caesars Regional Master Lease and Joliet Lease[1]	Caesars Las Vegas Master Lease[1]	MGM Grand/Mandalay Bay Master Lease
Tenant	MGM Resorts International	Caesars Entertainment	Caesars Entertainment	MGM Resorts International
Annual Cash Rent as of July 2025	$774.7 million	$725.5 million[2]	$495.4 million	$322.4 million
Current Lease Year	May 1, 2025 – Apr. 30, 2026 Lease Year 4	Nov. 1, 2024 – Oct. 31, 2025 Lease Year 8	Nov. 1, 2024 – Oct. 31, 2025 Lease Year 8	Mar. 1, 2025 – Feb. 28, 2026 Lease Year 6
Annual Escalator	2% in years 2-10 >2% / change in CPI thereafter (capped at 3%)	>2% / change in CPI	>2% / change in CPI[3]	2% in years 2-15 >2% / change in CPI thereafter (capped at 3%)
Coverage Floor	None	None	None	None
Rent Adjustment	None	Year 11 & 16: 80% Base / 20% Variable	Year 11 & 16: 80% Base / 20% Variable	None
Variable Rent Adjustment Mechanic	None	<u>4% of revenue increase/decrease</u> Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10	<u>4% of revenue increase/decrease</u> Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10	None
Term	25-year initial term with three 10-year renewal options	18-year initial term with four 5-year renewal options		30-year initial term with two 10-year renewal options
Guarantor	MGM Resorts International	Caesars Entertainment, Inc.	Caesars Entertainment, Inc.	MGM Resorts International
Capex	Minimum of 1% of net revenues	Minimum of 1% of net revenue annually, with rolling three-year minimum (allocated among Caesars Palace and regional properties)	Minimum of 1% of net revenue annually (Caesars Palace and Harrah's Las Vegas), with rolling three-year minimum (allocated among Caesars Palace and regional properties)	Minimum of 3.5% of net revenues based on 5-year rolling test (subject to minimum 2.5% for each property); 1.5% monthly reserves

(1) The Caesars Regional Master Lease and Joliet Lease consists of 16 Caesars properties leased from VICI and the Caesars Las Vegas Master Lease consists of Caesars Palace Las Vegas and Harrah's Las Vegas. (2) Cash rent amounts are presented prior to accounting for the portion of rent payable to the 20% JV partner at Harrah's Joliet. After adjusting for the portion of rent payable to the 20% JV partner, current annual cash rent is $716.0 million. (3) Annual rent escalation does not apply to $35 million of annual rent attributable to the Octavius Tower at Caesars Palace Las Vegas.

VICI

Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA

19

SUMMARY OF CURRENT LEASE TERMS (CONTINUED)

	The Venetian Resort Las Vegas Lease	Hard Rock Mirage Lease	JACK Entertainment Master Lease	Century Master Lease
Tenant	Affiliate of funds managed by affiliates of Apollo Global Management, Inc.	Hard Rock Entertainment	JACK Entertainment	Century Casinos
Annual Cash Rent as of July 2025	$302.2 million[(1)]	$93.6 million	$72.2 million	$62.2 million[(3)]
Current Lease Year	Mar. 1, 2025 – Feb. 28, 2026 Lease Year 4	Jan. 1, 2025 – Dec. 31, 2025 Lease Year 3	Feb. 1, 2025 – Jan. 31, 2026 Lease Year 6	Jan. 1, 2025 – Dec. 31, 2025 Lease Year 6
Annual Escalator	>2% / change in CPI (capped at 3%)[(2)]	2% in years 2-10 >2% / change in CPI thereafter (capped at 3%)	>1.5% / change in CPI (capped at 2.5%)	>1.25% / change in CPI (Century Canadian Portfolio escalation based on Canadian CPI and capped at 2.5%)
Coverage Floor	None	None	None	None
Rent Adjustment	None	None	None	None
Variable Rent Adjustment Mechanic	None	None	None	None
Term	30-year initial term with two 10-year renewal options	25-year initial term with three 10-year renewal options	20-year initial term with three 5-year renewal options	24-year term with three 5-year renewal options
Guarantor	Affiliate of funds managed by affiliates of Apollo Global Management, Inc.	Seminole Hard Rock Entertainment, Inc. and Seminole Hard Rock International, LLC	Rock Ohio Ventures LLC and JACK Investment Co., LLC	Century Casinos, Inc.
Capex	Minimum of 1.5% of net revenues annually (exclusive of gaming equipment) on a rolling three-year basis until December 31, 2029, and a minimum of 2% thereafter	Minimum of 1% of net revenues	Minimum of 1% of net revenues beginning January 1, 2025, based on a rolling three-year basis	Minimum of 1% of net revenues on a rolling three-year basis for each individual facility; 1% of net revenues per fiscal year for the facilities collectively

(1) Annual cash rent includes the impact of incremental rent resulting from the capital investment at The Venetian Resort Las Vegas (the "Incremental Venetian Rent") that VICI announced on May 1, 2024. Refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 for additional detail. (2) The Incremental Venetian Rent will begin escalating annually at 2.0% on March 1, 2029, and commencing on March 1, 2031, will begin escalating on the same terms as the rest of the rent payable under the Venetian Resort Lease. (3) Reflects a portion of rent paid in CAD with respect to the Century Canadian Portfolio, which has a current annual base rent of C$17.6 million (US$12.9 million). Assumes an exchange rate of C$1:00:US$0.73 as of June 30, 2025.

VICI
Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA
20

SUMMARY OF CURRENT LEASE TERMS (CONTINUED)

	PENN Greektown Lease	Hard Rock Cincinnati Lease	CNE Gold Strike Lease	EBCI Southern Indiana Lease
Tenant	PENN Entertainment	Hard Rock Entertainment	Cherokee Nation Entertainment	Eastern Band of Cherokee Indians
Annual Cash Rent as of July 2025	$53.9 million	$47.5 million	$42.4 million	$34.0 million
Current Lease Year	Jun. 1, 2025 – May 31, 2026 Lease Year 7	Oct. 1, 2024 – Sept. 30, 2025 Lease Year 6	May 1, 2025 – Apr. 30, 2026 Lease Year 4	Sept. 1, 2024 – Aug. 31, 2025 Lease Year 4
Annual Escalator	2% for Building Base Rent ($42.8 million)	>2.0% / change in CPI[1]	2% in years 2-10 >2% / change in CPI thereafter (capped at 3%)	1.5% in years 2-5 >2% / change in CPI thereafter
Coverage Floor	Net Revenue to Rent Ratio to be mutually agreed upon	None	None	None
Rent Adjustment	Percentage (Variable) Rent adjusts every 2 years beginning in year 3	None	None	Year 8 & 11: 80% Base (subject to escalator) / 20% Variable
Variable Rent Adjustment Mechanic	4% of the average net revenues for trailing 2-year period less threshold amount	None	None	4% of net revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2[2] Year 11: Avg. of years 8-10 less avg. of years 5-7
Term	15-year initial term with four 5-year renewal options	28-year initial term with three 10-year renewal options	25-year initial term with three 10-year renewal options	15-year initial term with four 5-year renewal options
Guarantor	PENN Entertainment, Inc.	Seminole Hard Rock Entertainment, Inc. and Seminole Hard Rock International, LLC	Cherokee Nation Businesses, L.L.C.	The Eastern Band of Cherokee Indians
Capex	Minimum of 1% of net revenues based on a four-year average	Minimum of 1% of net revenues	Minimum of 1% of net revenues	Minimum of 1% of net revenues annually

(1) If the change in CPI is less than 0.5%, there will be no escalation in rent for such lease year. (2) With respect to lease year 0, for the period Caesars Southern Indiana was closed in 2020 due to COVID-19, the Caesars Southern Indiana Lease will provide for the use of 2019 net revenues, pro rated for the period of such closure.

VICI Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA 21

SUMMARY OF CURRENT LEASE TERMS (CONTINUED)

	Lucky Strike Master Lease	PENN Margaritaville Lease	Foundation Gaming Master Lease	Chelsea Piers Lease	PURE Master Lease
Tenant	Lucky Strike Entertainment	PENN Entertainment	Foundation Gaming	Chelsea Piers	Affiliate of IGP(1)
Annual Cash Rent as of July 2025	$32.4 million	$26.8 million	$24.7 million	$24.0 million	C$22.3 / US$16.4 million(2)
Current Lease Year	Nov. 1, 2024 – Oct. 31, 2025 Lease Year 2	Feb. 1, 2025 – Jan. 31, 2026 Lease Year 7	Jan. 1, 2025 – Dec. 31, 2025 Lease Year 3	Jan. 1, 2025 – Dec. 31, 2025 Lease Year 2	Feb. 1, 2025 – Jan. 31, 2026 Lease Year 3
Annual Escalator	>2% / change in CPI (capped at 2.5%)	2% for Building Base Rent ($19.0 million)	>1.5% / change in CPI (capped at 3%)	1.25% in year 3; 1.50% thereafter	>1.5% / change in Canadian CPI (capped at 2.5%)
Coverage Floor	None	Net Revenue to Rent Ratio: 6.1x	None	None	None
Rent Adjustment	None	Percentage (Variable) Rent adjusts every 2 years beginning in year 3	None	None	None
Variable Rent Adjustment Mechanic	None	4% of the average net revenues for trailing 2-year period less threshold amount	None	None	None
Term	25-year initial term with six 5-year renewal options	15-year initial term with four 5-year renewal options	15-year initial term with four 5-year renewal options	32-years with one 10-year extension option	25-year initial term with four 5-year renewal options
Guarantor	Lucky Strike Entertainment Corp.	PENN Entertainment, Inc.	Foundation Gaming & Entertainment, LLC	Chelsea Piers Management Inc., Silver Screen LLC, North River Property LLC and Waterfront Services I LLC	Indigenous Gaming Partners Inc.
Capex	None	Minimum of 1% of net revenues based on a four-year average	Minimum of 1% of net revenue (excluding gaming equipment, IT etc.) annually on a rolling 3-year basis and a per-facility triennial capex requirement of 1% of three-year rolling net revenue	Minimum of 2% of total revenues on a 5-year rolling average	Minimum of 1% of net revenue (excluding gaming equipment, IT etc.) annually

(1) IGP is a gaming partnership established by five institutional Nova Scotia-based First Nations (Glooscap First Nation, Millbrook First Nation, Annapolis Valley First Nation, We'koqma'q L'nue'kati, and Paqtnkek Mi'kmaw Nation) to acquire gaming assets in North America. (2) Assumes an exchange rate of C$1:00:US$0.73 as of June 30, 2025.

VICI
Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA
22

23Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA RECENT INVESTMENT ACTIVITY (1) On June 23, 2025, VICI increased its investment into the mezzanine loan related to the development of One Beverly Hills by $150.0 million for a total commitment of $450.0 million. (2) Represents an incremental $300.0 million that the Venetian Resort has the option, but not the obligation, to draw in whole or in part until November 1, 2026. Property / Loan Announcement Date Closing Date Transaction Size Tenant / Borrower / Issuer Recently Completed Transactions North Fork Delayed Draw Term Loan Facility 4/30/2025 4/4/2025 Up to $510.0 million North Fork Rancheria Economic Development Authority One Beverly Hills Mezzanine Loan 2/19/2025 2/19/2025 $450.0 million(1) One Beverly Hills Great Wolf Mezzanine Loan 5/9/2024 5/9/2024 $250.0 million Great Wolf Resorts The Venetian Resort – Partner Property Growth Fund Investment 5/1/2024 5/1/2024 $400.0 million + $300.0 million(2) Affiliate of Apollo Global Management, Inc.

RECENT CAPITAL MARKETS ACTIVITY

Equity Capital Markets

Forward Equity Offering	Shares Sold	Gross Offering Value	Shares Settled	Net Proceeds Received to Date
Q1 2025 ATM Sales	7,835,973	$254.2 million	-	-
Q4 2024 ATM Sales	356,800	$11.6 million	-	-
Q3 2024 ATM Sales	1,996,483	$67.5 million	-	-
Q1 2024 ATM Sales	9,662,116	$305.5 million	9,662,116[(1)]	$296.0 million[(1)]

Debt Capital Markets

Type of Debt	Timing	Coupon Rate	Effective Rate	Gross Proceeds Received	Redemption / Repayment Amt.
Senior Unsecured Notes due May 2025	*Redeemed* April 8, 2025	4.375%	4.375%	-	$500.0 million
Senior Unsecured Notes due June 2025[(2)]	*Redeemed* April 8, 2025	4.625%	4.625%	-	$800.0 million
Senior Unsecured Notes due April 2028	*Issued* April 7, 2025	4.750%	4.750%	$400.0 million	-
Senior Unsecured Notes due April 2035	*Issued* April 7, 2025	5.625%	5.601%[(3)]	$900.0 million	-
Senior Unsecured Notes due Feb. 2025	*Redeemed* December 20, 2024	3.500%	3.500%	-	$750.0 million
Senior Unsecured Notes due Nov. 2031	*Issued* December 19, 2024	5.125%	4.969%[(3)]	$750.0 million	

(1) Settled subsequent to quarter-end on July 1, 2025. (2) In addition to the $799.4 million of MGP OP Notes redeemed on April 8, 2025, redemption amount listed includes $0.6 million of the unexchanged original issue notes that remained outstanding following the closing of the MGP acquisition, which were redeemed on April 26, 2025. (3) Represents the contractual interest rates adjusted to account for the impact of forward-starting interest rate swaps. Refer to Note 8 – Derivatives within our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

VICI
Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA
24

25Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA GAMING EMBEDDED GROWTH PIPELINE The descriptions of the Put/Call Agreements and Right of First Refusal / Right of First Offer Agreements herein are presented as a summary of such agreements, which are or may be subject to additional terms and conditions as described in the applicable agreements. Put / Call Agreements ROFR / ROFO Agreements (1) Caesars does not have a contractual obligation to sell the properties subject to the ROFR Agreements and will make an independent financial decision regarding whether to trigger the ROFR agreements and VICI will make an independent financial decision whether to purchase the properties. (2) Subject to any consent required from Caesars’ applicable joint venture partners. Caesars Forum Convention Center: VICI has the right to call the Caesars Forum Convention Center from Caesars at a 13.0x multiple (7.7% cap rate) of the initial annual rent in a sale-leaseback transaction between September 18, 2025 and December 31, 2028. Las Vegas Strip Assets(1): VICI has a right of first refusal (“ROFR”) to acquire the land and real estate assets of each of the first two of certain specified Las Vegas Strip assets should the properties be sold by Caesars, whether pursuant to an OpCo/PropCo or a WholeCo sale. The first property subject to the ROFR will be one of: Flamingo Las Vegas, Horseshoe Las Vegas, Paris Las Vegas and Planet Hollywood Resort & Casino. The second property subject to the ROFR will be selected from one of the aforementioned four properties plus The LINQ Hotel & Casino. Horseshoe Casino Baltimore(1)(2): VICI has a ROFR to enter into a sale- leaseback transaction with respect to the land and real estate assets of Horseshoe Baltimore should the property be sold by Caesars. Caesars Virginia Development(1)(2): VICI has a ROFR to enter into a sale- leaseback transaction with respect to the land and real estate assets associated with the development of a new casino resort in Danville, Virginia by Caesars and EBCI. Indigenous Gaming Partners: VICI has a five-year right of first offer (“ROFO”) on future sale-leaseback transactions with IGP. Any additional properties acquired pursuant to the ROFO will be added to the existing master lease for the PURE portfolio. INDIGENOUS GAMING PARTNERS

OTHER EXPERIENTIAL EMBEDDED GROWTH PIPELINE

The descriptions of the Call Agreements and Right of First Refusal / Right of First Offer Agreements herein are presented as a summary of such agreements, which are or may be subject to additional terms and conditions as described in the applicable agreements.

Call Right Agreements

CANYON RANCH

Canyon Ranch Austin: VICI has the right to call the real estate assets of Canyon Ranch Austin at pre-negotiated terms in a sale-leaseback transaction for up to 24 months following stabilization, subject to certain conditions. If the call right is exercised, Canyon Ranch would continue to operate Canyon Ranch Austin subject to a long-term triple-net lease with VICI.

Canyon Ranch Lenox & Canyon Ranch Tucson: VICI has the right to call the real estate assets of each of Canyon Ranch Tucson and Canyon Ranch Lenox at pre-negotiated terms in a sale-leaseback transaction following stabilization, subject to certain conditions. If the call right(s) are exercised, Canyon Ranch would continue to operate the applicable wellness resort(s) subject to a long-term triple-net master lease with VICI.

CABOT

Cabot Highlands: In connection with VICI's financing on Cabot Highlands, VICI also agreed in principle to enter into a call right agreement to acquire a portion of the real estate assets upon stabilization of the resort, subject to negotiation of definitive documentation and other deal terms.

HF | Margaritaville Hotel Kansas City, KS

Homefield KC and Margaritaville Resort: VICI has the option to call the real estate assets of the new Homefield Showcase Center, new Homefield Baseball Center, Homefield Sports and Training Complex – Olathe, and the Margaritaville Resort Kansas City, subject to certain conditions. If the call right is exercised, all of the properties, including the Margaritaville Resort, would be subject to a single long-term triple net master lease with VICI.

Longer Term Financing Partnerships

LUCKY STRIKE ENTERTAINMENT

Lucky Strike: VICI has a right of first offer to acquire the real estate assets of any current or future Lucky Strike asset should Lucky Strike elect to enter into a sale-leaseback transaction in the first 8 years of the lease term.

CABOT

Cabot Citrus Farms: VICI entered into a purchase and sale agreement, pursuant to which VICI will convert a portion of the Cabot Citrus Farms loan into the ownership of certain Cabot Citrus Farms real estate assets and simultaneously enter into a triple-net lease with Cabot that has an initial term of 25 years, with five 5-year tenant renewal options.

CANYON RANCH

Canyon Ranch: VICI entered into a right of first financing agreement pursuant to which VICI will have the first right, but not the obligation, to serve as the real estate capital financing partner for Canyon Ranch with respect to the acquisition, build-out and/or redevelopment of future greenfield and build-to-suit wellness resorts.

HF

Homefield: VICI entered into a ROFR agreement under which VICI has the right to acquire the real estate of any future Homefield properties in a sale-leaseback transaction if Homefield elects to monetize such assets.

VICI Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA 26

ANALYST COVERAGE

Covering Equity Analysts

Firm	Analyst	Phone	Email
Barclays	Rich Hightower	(212) 526-8768	Richard.hightower@barclays.com
BNP Paribas	Nate Crossett	(646) 725-3716	Nate.crossett@us.bnpparibas.com
BofA Securities	Shaun Kelley	(646) 855-1005	Shaun.kelley@bofa.com
Capital One Securities	Dan Guglielmo	(202) 213-6408	Daniel.guglielmo@capitalone.com
CBRE	John DeCree	(702) 691-3213	John.decree@cbre.com
Citi	Smedes Rose	(212) 816-6243	Smedes.rose@citi.com
Citizens	Mitch Germain	(212) 906-3537	Mitchell.germain@citizensbank.com
Deutsche Bank	Steven Pizzella	(212) 250-9817	Steven.pizzella@db.com
Evercore ISI	Jim Kammert	(312) 705-4233	James.kammert@evercoreisi.com
Goldman Sachs	Caitlin Burrows	(212) 902-4736	Caitlin.burrows@gs.com
Green Street Advisors	Chris Darling	(949) 640-8780	Cdarling@greenstreet.com
Jefferies	David Katz	(212) 323-3355	Dkatz@jefferies.com
J.P. Morgan	Anthony Paolone	(212) 622-6682	Anthony.paolone@jpmorgan.com
Keybanc	Todd Thomas	(917) 368-2286	Tthomas@key.com
Macquarie Capital	Chad Beynon	(212) 231-2634	Chad.beynon@macquarie.com
Mizuho Securities	Haendel St. Juste	(212) 205-7860	Haendel.st.juste@mizuhogroup.com
Morgan Stanley	Ronald Kamdem	(212) 296-8319	Ronald.kamdem@morganstanley.com
Raymond James	RJ Milligan	(727) 567-2585	Rjmilligan@raymondjames.com
Robert W. Baird	Wesley Golladay	(216) 737-7510	Wgolladay@rwbaird.com
Scotiabank	Greg McGinniss	(212) 225-6906	Greg.mcginniss@scotiabank.com
Stifel Nicolaus	Simon Yarmak	(443) 224-1345	Yarmaks@stifel.com
Truist Securities	Barry Jonas	(212) 590-0998	Barry.jonas@truist.com
Wells Fargo	John Kilichowski	(212) 214-5311	John.kilichowski@wellsfargo.com
Wolfe Research	Andrew Rosivach	(646) 582-9250	Arosivach@wolferesearch.com

Covering Fixed Income Analysts

Firm	Analyst	Phone	Email
BofA Securities	James Kayler	(646) 855-9223	James.f.kayler@bofa.com
CBRE	Colin Mansfield	(702) 932-3812	Colin.mansfield@cbre.com
Deutsche Bank	Luis Chinchilla	(212) 250-9980	Luis.chinchilla@db.com
J.P. Morgan	Mark Streeter	(212) 834-5086	Mark.streeter@jpmorgan.com
Wells Fargo	Kevin McClure	(704) 410-1100	Kevin.mcclure@wellsfargo.com

VICI
Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA
27

28Q2 2025 SUPPLEMENTAL FINANCIAL & OPERATING DATA DEFINITIONS OF NON-GAAP FINANCIAL MEASURES FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by The National Association of Real Estate Investment Trusts (Nareit), we define our FFO as net income (or loss) attributable to common stockholders (computed in accordance with GAAP) excluding (i) gains (or losses) from sales of certain real estate assets, (ii) depreciation and amortization related to real estate, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is a non-GAAP financial measure that we use as a supplemental operating measure to evaluate our performance. We calculate our AFFO by adding or subtracting from FFO non-cash leasing and financing adjustments, non-cash change in allowance for credit losses, non-cash stock-based compensation expense, transaction costs incurred in connection with the acquisition of real estate investments, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges related to non-depreciable real estate, gains (or losses) on debt extinguishment and interest rate swap settlements, other gains (or losses), deferred income tax expenses and benefits, other non-recurring non-cash transactions, and non-cash adjustments attributable to non-controlling interest with respect to certain of the foregoing. We calculate our Adjusted EBITDA by adding or subtracting from AFFO contractual interest expense (including the impact of the forward-starting interest rate swaps and treasury locks) and interest income (collectively, interest expense, net), current income tax expense and adjustments attributable to non-controlling interests. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as measures of liquidity, nor do they measure our ability to fund all of our cash needs, including our ability to make cash distributions to our stockholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.